EXHIBIT 8

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  May 13, 1997

Board of Directors
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts  02370

      Re:  Registration Statement on Form S-3;
           File Nos. 333-25999 and 333-25999-01

Ladies and Gentlemen:

      As special federal tax counsel to Independent Capital Trust I (the "Issuer") and Independent Bank Corp. in connection with the issuance by the Issuer of up to $28,750,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, and assuming (i) the holder of the Common Securities of the Issuer will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations Section 301.7701-2(d)(2) and (ii) the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                        By: /s/ Norman B. Antin
                                            --------------------------
                                            Norman B. Antin, a Partner